Exhibit 10.3
UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF TENNESSEE
NASHVILLE DIVISION

IN RE: REALPAGE, INC., RENTAL	Case No. 3:23-MD-3071
SOFTWARE ANTITRUST LITIGATION	MDL No. 3071
(NO.II)
This Document Relates to:
ALL CASES

Hon. Judge Waverly D. Crenshaw, Jr.

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT ("Agreement," "Settlement Agreement," or
"Settlement") is made and entered into as of May 8, 2026 ("Execution Date"), by and between the
Plaintiffs, on behalf of themselves and on behalf of each Settlement Class Member (the "Settlement Class" as defined below), and Camden Property Trust (collectively with Plaintiffs, the "Parties").

WHEREAS, Plaintiffs are prosecuting claims against Camden and other Defendants for allegedly conspiring to fix and inflate the price of multifamily rental housing across the country on their own behalf and on behalf of the Settlement Class in In Re: RealPage, Inc., Rental Software Antitrust Litigation (No. II), MDL No. 30711 (the "Action");
WHEREAS, Plaintiffs, on behalf of themselves and as proposed representatives of the Settlement Class, allege they were injured as a result of Camden's alleged participation in an

1    The actions currently centralized in MDL No. 3071 include Cases No. 3:22-cv-01082; 3:23-cv-00332; 3:23-cv-00357; 3:23-cv-00378; 3:23-cv-00413; 3:23-cv-00552; 3:23-cv-00742; and 3:23-cv-00979.

Exhibit 10.3
unlawful conspiracy to fix, raise, stabilize, or maintain at artificially high levels the rents for residential units nationwide and to exchange competitively sensitive information about rental pricing in violation of Section 1 of the Sherman Act (15 U.S.C. § 1) and in violation of the various state laws as set out in the Second Amended Consolidated Class Action Complaint, ECF No. 530, refiled across the consolidated cases at ECF No. 728.
WHEREAS, Plaintiffs contend that they and the Settlement Class are entitled to actual damages, treble damages, attorney fees, and injunctive relief for loss or damage, as a result of violations of the laws as alleged in the Action, arising from Camden s alleged conduct;
WHEREAS, Camden denies Plaintiffs' allegations, denies any and all purported wrongdoing in connection with the facts and claims that have been or could have been alleged against it in the Action, and asserts that it has a number of valid defenses to Plaintiffs' claims;
WHEREAS, counsel for the Parties have engaged in arm's-length negotiations on the terms of this Agreement, and this Agreement embodies all of the terms and conditions of this Settlement;
WHEREAS, Plaintiffs, through their counsel, investigated the facts and law regarding the Action, and have concluded that resolving the claims against Camden, according to the terms set forth below, is in the best interests of Plaintiffs and the Settlement Class because of the payment of the Settlement Amount (defined below) and the value of the cooperation that Camden has agreed to provide pursuant to this Agreement;
WHEREAS, Camden, despite its belief that it is not liable for the claims asserted by Plaintiffs and its belief that it has good defenses thereto, has nevertheless agreed to enter into this Agreement to avoid further expense, inconvenience, and the distraction of burdensome and protracted litigation, and to obtain the release, order, and judgment contemplated by this

Exhibit 10.3
Agreement and to put to rest with finality all claims that have been or could be asserted against Camden, as more particularly set out below;
WHEREAS, the Parties wish to preserve all arguments, defenses, and responses to all claims in the Action, including any arguments, defenses, and responses to any proposed litigation class proposed by Plaintiffs in the event that the Effective Date does not occur;
WHEREAS, the Parties have had a full opportunity to examine the facts and circumstances surrounding their respective decisions to accept the terms of this Agreement and have not relied on any representations (or the lack thereof) made by any other Party concerning the facts and circumstances leading to this Agreement;
NOW THEREFORE, in consideration of the foregoing, the terms and conditions set forth below, and other good and valuable consideration, it is agreed by and among the Parties that the claims of the Plaintiffs and the Settlement Class be settled, compromised, and dismissed on the merits with prejudice as to Camden, subject to Court approval, on the following terms and conditions:
1.General Definitions. The terms below and elsewhere in this Agreement with initial capital letters shall have the meanings ascribed to them for purposes of this Agreement.

a."Authorized Claimant" means any Settlement Class Member who is entitled to a distribution from the Net Settlement Fund pursuant to the Plan of Allocation approved by the Court in accordance with the terms of this Agreement.
b."Camden" means Camden Property Trust, together with past and present,

direct and indirect subsidiaries, divisions, groups, parents (including holding companies), partnerships, and joint ventures, members, as well as affiliates and associates (as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), their successors and

Exhibit 10.3
assigns, and their trust managers, and each of their respective past or present officers, trust managers, managers, employees, agents, contractors, attorneys, legal, or other representatives, trustees, trusts, heirs, beneficiaries, estates, executors, administrators, insurers, shareholders, advisors, and assigns.
c."Camden's Counsel" means Shook, Hardy & Bacon, L.L.P.

d."Claim Form" means the form approved by the Court by which a Claimant makes a claim to share in the proceeds of the Net Settlement Fund.
e."Claimant" means a person or entity who or which submits a Claim Form to the Settlement Administrator seeking to be eligible to share in the proceeds of the Net Settlement Fund.
f."Class Notice" means the form of notice of the Settlement approved by the Court and sent to the Settlement Class Members.
g."Complaint" means the Second Amended Consolidated Class Action Complaint filed on September 7, 2023 (ECF No. 530, re-filed across the consolidated cases at ECF No. 728).
h."Court" means the United States District Court for the Middle District of
Tennessee and the Honorable Waverly D. Crenshaw, Jr.

i."Defendants" means those Defendants named in Plaintiffs' Complaint (i.e.,

Allied Orion Group, LLC; Apartment Income REIT Corp. d/b/a AIR Communities; Apartment Management Consultants, LLC; Avenue5 Residential, LLC; Bell Partners, Inc.; BH Management Services, LLC; Bozzuto Management Co.; Brookfield Properties Multifamily LLC; Camden Property Trust; CH Real Estate Services, LLC; CONAM Management Corporation; CONTI Texas Organization, Inc. d/b/a CONTI Capital; Cortland Management, LLC; Crow Holdings, LP;

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Trammell Crow Residential Co.; CWS Apartment Homes, LLC; Dayrise Residential, LLC; ECI Management, LLC; Equity Residential; Essex Property Trust, Inc.; First Communities Management, Inc.; FPI Management, Inc.; Greystar Management Services, LLC; Highmark Residential, LLC; Independence Realty Trust, Inc.; Kairoi Management, LLC; Knightvest Residential; Lantower Luxury Living, LLC; Lincoln Property Co.; Mid-America Apartment Communities, Inc.; Mid-America Apartments L.P.; Mission Rock Residential, LLC; Morgan Properties Management Co., LLC; Pinnacle Property Management Services, LLC; Prometheus Real Estate Group, Inc.; RealPage, Inc.; Rose Associates, Inc.; RPM Living, LLC; Sares Regis Group Commercial, Inc.; Security Properties Residential, LLC; Sherman Associates, Inc.; Simpson Property Group, LLC; Thoma Bravo L.P.; Thoma Bravo Fund XIII, L.P.; Thoma Bravo Fund XIV, L.P.; The Related Companies, L.P.; Related Management Co., L.P.; Thrive Communities Management, LLC; UDR, Inc.; Windsor Property Management Co.; WinnCompanies, LLC; WinnResidential Manager Corp.; and ZRS Management, LLC).
j."Effective Dates" shall have the meaning set forth in Paragraph 2 of this
Settlement Agreement.

k."Escrow Agent" means Huntington National Bank or its duly appointed successor, or such other bank as may be proposed by Settlement Class Counsel and approved by the Court.
l."Execution Date" means the latest date of the execution of this Agreement by all Parties.

m."External Nonpublic Data" means all Nonpublic Data from any person other than Camden. It does not include data from a Camden property.

Exhibit 10.3

n."Fee and Expense Award" means any portion of the Settlement Fund approved by the Court for payment to counsel who have represented Plaintiffs or the Settlement

Class, including such counsel's attorney's fees, costs, and litigation expenses, including fees, costs,

and expenses of experts (excluding Notice and Administration Expenses).

o."Net Settlement Fund" means the balance of the Settlement Fund remaining after payment of (a) Taxes and any Tax Expenses; (b) Notice and Administration Expenses; (c) any Fee and Expense Award; (d) any Service Awards to Plaintiffs; and (e) other fees and expenses, if any, authorized by the Court.
p."Nonpublic Data" means property-specific data or information (whether past, present, or prospective) which, individually or when aggregated with such data or information from other properties, (1) could be reasonably used to determine current or future rental supply, demand, or pricing for a property or of any property's units, including but not limited to executed rents, rental price concessions or discounts, guest traffic, guest applications, occupancy or vacancy, lease terms or lease expirations; (2) relates to a property owner's or property manager's use of information to the investing public, including through earnings' calls and via public disclosures settings or user-specified parameters within RealPage's Revenue Management Solutions; or (3) relates to a property owner's or property manager's internal rental pricing amount, formula, or strategy, including rental price concessions or discounts offered at their property or properties. Nonpublic Data shall not include information disclosed by Camden pursuant to its disclosure obligations under securities laws or following Camden's established, legal practices for disclosing and filings.

q."Notice and Administration Expenses" means the reasonable costs and expenses that are incurred in connection with locating Settlement Class Members in accordance with the Notice Plan; preparing, printing, disseminating, and publishing notice under the Notice Plan; soliciting the submission of

Exhibit 10.3
Claim Forms; assisting with the submission of Claim Forms; processing Claim Forms; administering and distributing the Net Settlement Fund to Authorized Claimants pursuant to the Plan of Allocation; and paying escrow fees and costs for the Escrow Agent (if any). All such Notice and Administration Expenses shall be paid from the Settlement Fund in accordance with the terms of this Agreement and Orders of the Court.
r."Notice Plan" means any plan and methodology used to notify Settlement Class Members of this Settlement that is approved by the Court.
s."Opt-Out" means only persons and entities who file a timely and valid written request for exclusion from this Settlement in accordance with the procedures set forth in the Class Notice.
t."Opt-Out Deadline means the date set forth in the Class Notice by which all persons and entities seeking exclusion must submit a written request for exclusion.
u."Person" means any individual, corporation, partnership, limited liability company or partnership, limited partnership, professional corporation, association, joint stock company, trust, estate, unincorporated association, government or any political subdivision or agency thereof, and any other type of legal or political entity, any representative, and, as applicable, his, her or its respective spouses, heirs, predecessors, successors-in-interest, representatives, and assigns.
v."Plaintiffs" means the following plaintiffs named in the operative Second Amended Consolidated Class Action Complaint (ECF No. 530, re-filed at ECF No. 728 (the "Complaint")): Jason Goldman, Jeffrey Weaver, Billie Jo White, Brandon Watters, Priscilla Parker, Patrick Parker, Barry Amar-Hoover, Joshua Kabisch, Meghan Cherry, and Maya Haynes, individually and on behalf of each Settlement Class member.
w."Plaintiffs' Counsel" means Settlement Class Counsel Plaintiffs'
additional counsel, Herzfeld, Suetholz, Gastel, Leniski and Wall, PLLC; Lieff Cabraser Heimann & Bernstein, LLP; Berger Montague, P.C.; Cafferty Clobes Meriwether & Sprengel LLP; Lowey

Exhibit 10.3
Dannenberg, P.C.; Joseph Saveri Law Firm, LLP; Kozyak Tropin & Throckmorton LLP; and Burke LLP.
x."Plan of Allocation" means the plan of allocation approved by the Court for the allocation of the Net Settlement Fund whereby the Net Settlement Fund shall be distributed to Authorized Claimants.
y."Preliminary Approval Order" and "Preliminary Approval" mean the order preliminarily approving the Settlement.

z."Properties" or "Camden Properties" means all multifamily rental properties managed and/or owned by Camden that at any point during the Settlement Class Period were subject to a license for RealPage's Revenue Management Solutions pricing recommendations for multifamily rental units.
aa."Released Claims" shall have the meaning set forth in Paragraph 4 of this
Settlement Agreement.

bb.    "Releasees" means Camden as defined in this Agreement.

cc.    "Releasors" means Plaintiffs, the Settlement Class, and each and every Settlement Class Member and all of their predecessors, successors, heirs, administrators, and assigns. Each Releasor releases Released Claims on behalf of themselves and on behalf of any party claiming by, for, or through the Releasors in any capacity, with such claiming parties to include any and all of Releasors' past, present, and future, direct and indirect, parent companies,subsidiary companies, affiliated companies, affiliated partnerships, and joint venturers, including all of their respective predecessors, successors and assigns, and each and all of their present, former, and future principals, partners, officers, directors, supervisors, employees, agents, stockholders, members, representatives, insurers, attorneys, heirs, wards, assigns, beneficiaries, estates, next of kin, family members, relatives, personal representatives, executors, administrators, beneficiaries, and representatives of

Exhibit 10.3
any kind, and all other persons, partnerships, or corporations with whom any of the foregoing have been or now will be, affiliated, and the predecessors, successors, heirs, executors, administrators, and assigns of any of the foregoing.
dd.    "Revenue Management Solutions" or "RMS" means Lease Rent Options ("LRO"), YieldStar, and AI Revenue Management ("AIRM").
ee.    "Service Award" means the Court-approved monetary award for Plaintiffs paid from the Settlement Fund, as further defined in Paragraph 12.
ff.     "Settlement Administrator" means Angeion Group, LLC appointed by the Court to disseminate Class Notice of settlement agreements reached in this matter as of the Execution Date (ECF 1313), or other professional and independent entity or entities retained by Plaintiffs' Counsel and appointed by the Court to disseminate Class Notice of Settlement to the Settlement Class and administer the distribution of the Net Settlement Fund to the Settlement Class Members, including all matters related thereto.
gg.    "Settlement Amount" shall be USD $53,000,000 (fifty-three million U.S. dollars) as specified in Paragraph 5.
hh.    "Settlement Class" means the class defined in Paragraph 3 below.

Exhibit 10.3

ii.    "Settlement Class Counsel" means Scott+Scott Attorneys at Law LLP, Robins Kaplan LLP, and Hausfeld LLP.
jj.    "Settlement Class Member" means each member of the Settlement Class who has not validly elected to be excluded from the Settlement Class.
kk.    "Settlement Class Period" means from October 18, 2018 until November 21, 2025.
ll.    "Settlement Fund" means the Settlement Amount plus accrued interest on said amount as set forth in Paragraph 6.
mm.    "Tax Expenses" means expenses and costs incurred in connection with the operation and implementation of Paragraph 7 (including, without limitation, expenses of tax attorneys and/or accountants, and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in Paragraph 7).
nn.    "Taxes" means taxes (including any interest or penalties) arising with respect to the income earned by the Settlement Fund, including any taxes or tax detriments that may be imposed upon Camden with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a qualified settlement fund for Federal or state income tax purposes.
2.Approval of this Agreement and Dismissal of Claims Against Camden.

a.Camden shall use its reasonable best efforts in connection with Plaintiffs' Counsel's motions for approval of this Settlement and any related documents necessary to effectuate and implement the terms and conditions of this Settlement Agreement. Subject to the approval of the Court, the Parties will undertake their reasonable best efforts, including all steps and efforts consistent with this Settlement Agreement that may be reasonably necessary or

Exhibit 10.3
appropriate, by order of the Court or otherwise, to seek the Court's approval of this Settlement and to carry out the terms of this Settlement Agreement.
b.Plaintiffs shall, not longer than three (3) months from the Execution Date absent agreement between the Parties or by order of Court, submit to the Court a motion seeking preliminary approval of this Agreement (the "Preliminary Approval Motion"). The Preliminary Approval Motion shall include the proposed form of an order preliminarily approving this Agreement.
c.Within seventy-five (75) calendar days after the Execution Date, Camden shall supply Plaintiffs with the available contact information of Settlement Class Members who rented multifamily housing units in Properties managed and/or owned by Camden during the Settlement Class Period. The contact information shall be provided in a mutually agreeable electronic format. Plaintiffs shall use their reasonable best efforts to secure contact information of Settlement Class Members from other Defendants for the purpose of noticing and administering this Settlement. The Settlement Administrator and Plaintiffs may request from Camden additional data reasonably necessary to effectuate the Class Notice ordered by the Court and/or administer this Agreement, and Camden will not unreasonably deny any such additional requests or fail to timely produce such data, if available.
d.    Plaintiffs shall submit to the Court a motion for authorization to disseminate Class Notice of the Settlement to the Settlement Class (the "Notice Motion") on or before May 15, 2026. The Notice Motion shall include a proposed Notice Plan, which addresses the form of, method for, and proposed dates of dissemination of Class Notice.
e.    Plaintiffs shall seek the entry of an order and final judgment, the text of which Plaintiffs and Camden shall agree upon, and such agreement will not be unreasonably

Exhibit 10.3
withheld. The terms of that proposed order and final judgment will include, at a minimum, the substance of the following provisions:
i.certifying the Settlement Class described in Paragraph 3, pursuant to Rule 23 of the Federal Rules of Civil Procedure, solely for purposes of this Settlement as a Settlement Class for the Action;
ii.approving finally this Settlement and its terms as being fair, reasonable, and adequate as to the Settlement Class Members within the meaning of Rule 23 of the Federal Rules of Civil Procedure and directing its consummation according to its terms;
iii.directing that all Releasors shall, by operation of law, be deemed to have released all Releasees from the Released Claims (as defined in Paragraph 4)
iv.directing that Camden shall release Plaintiffs, Settlement Class Members, Settlement Class Counsel, and Plaintiffs' Counsel from all claims and causes of action that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Camden (as provided for in Paragraph 16);
v.directing that the Action (including the Complaint) be dismissed as to Camden with prejudice, and except as provided for in this Agreement, without costs;
vi.reserving to the Court the exclusive jurisdiction over this Settlement and this Agreement, including the interpretation, administration, and consummation of this Settlement, as well as over Camden for its provision of cooperation pursuant to this Agreement;

Exhibit 10.3

vii.determining under Federal Rule of Civil Procedure 54(b) that there is no just reason for delay and directing that the judgment of dismissal in the Action as to Camden shall be final;
viii.providing that Plaintiffs and Camden have each complied fully with the strictures of Rule 11 of the Federal Rules of Civil Procedure; and
ix.providing that (1) the Court's certification of the Settlement Class is without prejudice to, or waiver of, the rights of any (a) non-settling Defendant to contest certification of any other class proposed in the Action, or of (b) Camden's right to contest certification of any other proposed class in the Action should this Agreement not become final as described in subsection (f) to this Paragraph; (2) the Court's findings in this order and final judgment in the Action shall have no effect on the Court's ruling on any motion to certify any class in the Action or on the Court's rulings concerning any Defendant's motion; (3) no Party may cite or refer to the Court's approval of the Settlement Class as persuasive or binding authority with respect to any motion to certify any such class or any Defendant's motion; and (4) no person may use the certification of the Settlement Class as an admission by Camden about the merits of certifying a class in any other case.
f.    This Agreement shall become final and be deemed to have received final approval when (i) the Court has entered in the Action a final order certifying the Settlement Class described in Paragraph 3, approved this Agreement under Federal Rule of Civil Procedure 23(e), and entered a final judgment dismissing the Action with prejudice as to Camden without costs other than those provided for in this Agreement; and (ii) the time for appeal or to seek permission to appeal from the Court's approval of this Agreement and entry of the order and the final judgment as to Camden described in (i) hereof has expired in the Action or, if appealed, approval of this

Exhibit 10.3

Agreement and the order and final judgment in the Action as to Camden have been affirmed in their entirety by the court of last resort to which such appeal has been taken and such affirmance has become no longer subject to further appeal or review (the "Effective Date"). It is agreed that the provisions of Rule 60 of the Federal Rules of Civil Procedure shall not be taken into account in determining the above-stated times. On the Execution Date, Plaintiffs and Camden shall be bound by the terms of this Agreement, and this Agreement shall not be rescinded except in accordance with Paragraphs 5 and 14.
3.Certification of a Settlement Class. Plaintiffs shall move the Court for certification of the following Settlement Class for settlement purposes only:
All persons and entities in the United States and its territories who paid rent on at least one multifamily residential real estate lease directly to any owner, manager and/or owner-operator (including to any division, subsidiary, predecessor, agent or affiliate of any owner, manager and/or owner-operator) on a property subject to a license for RealPage's Revenue Management Solutions, Lease Rent Options ("LRO"), YieldStar ("YS"), and/or AI Revenue Management ("AIRM") ("RealPage's RMS") at any time during the period of October 18, 2018 through November 21, 2025 (the "Settlement Class Period"). Specifically excluded from this Class are Opt-Outs; Defendants; any entity licensing RealPage's RMS, the officers or directors of any entity licensing RealPage's RMS and any entity in which any entity licensing RealPage's RMS has a controlling interest; any affiliate, legal representative, heir or assign of any entity licensing RealPage's RMS; federal state, or local governments; states and their subdivisions, agencies, and instrumentalities; any judicial officer presiding over this Action and the members of his/her immediate family and judicial staff; and any juror assigned to this Action.

Camden agrees that, for purposes of obtaining approval of this Settlement, it will not oppose Plaintiffs motion(s) for certification of the Settlement Class for settlement purposes only. If the Effective Date does not occur, Camden shall have the full ability to oppose any motion for certification of a litigation class, and Plaintiffs may not use anything in the Settlement Agreement, preliminary approval papers, or other settlement materials against Camden.

Exhibit 10.3

4.SETTLEMENT CLASS'S RELEASE.

a.Upon the occurrence of the Effective Date and in consideration of the payment by Camden Property Trust of the Settlement Amount and the obligations to be fulfilled pursuant to Paragraph 13 of this Agreement, the Releasors shall be deemed to completely, finally and forever release, acquit, and discharge the Releasees from any and all claims, counterclaims, demands, actions, potential actions, suits, causes of action, losses, obligations, damages, restitution, disgorgement, interest, fines, or other payment of money, or for injunctive, declaratory, or other equitable relief, matters and issues of any kind or nature whatsoever, and liabilities of any nature, including without limitation claims for costs, expenses, penalties, and attorney's fees, whether class, individual, or otherwise, that the Releasors, or any of them, ever had, now have, or hereinafter can, shall, or may ever have directly, representatively, derivatively or in any other capacity (including in a parens patriae capacity) against any of the Releasees, whether known or unknown, suspected or unsuspected, asserted or unasserted, foreseen or unforeseen, actual or contingent, accrued or unaccrued, matured or unmatured, disclosed or undisclosed, apparent or unapparent, liquidated or unliquidated, or claims that have been, could have been, or in the future might be asserted in law or equity, arising from, in connection with, or resulting from or in any way related to, any act or omission relating to the Properties or the conduct that was alleged or could have been alleged in this Action based on any or all of the same factual predicate of the Action, including but not limited to Camden's use of RMS and RealPage's other Asset Optimization Solutions (including Performance Analytics, Business Intelligence, Market Analytics (and its predecessor products), and/or Investment Analytics) Camden's sale of YieldStar to RealPage, Defendants' alleged conspiracy to fix or inflate the prices of multifamily residential leases through the use of RealPage's RMS, Camden's alleged

Exhibit 10.3
participation in a conspiracy to exchange competitively sensitive information (including through the alleged exchange of market surveys), and any joint and several liability claim(s) against Camden related to or arising from the same factual predicate of this Action ("Released Claims").
b.The release in Paragraph 4(a) does not bar an investigation or action, whether denominated as parens patriae, law enforcement, or regulatory, by state, quasi-state, or local governmental entity to vindicate sovereign or quasi-sovereign interests. Notwithstanding the foregoing, the release in Paragraph 4(a) shall bar (1) a claim brought by a state, quasi-state, or local government entity to the extent that such claim is based on a state, quasi-state, or local government entity's proprietary interests as a member of the Settlement Class that has received or is entitled to receive a financial recovery in this Action and (2) a claim (including claims asserted in a parens patriae capacity), whether denominated as seeking damages, restitution, unjust enrichment, or other monetary relief, brought by a state, quasi-state, or local government entity for monetary harm sustained by natural persons, businesses, other non-state, non-quasi-state, and non-local government entities or private parties themselves that are eligible to be members of the Settlement Class.
c.    The Released Claims in Paragraph 4(a) shall not include: (i) claims asserted against any Defendant or co-conspirator other than Camden, or any owner of any of the Properties other than Camden; (ii) any claims wholly unrelated to the factual predicate of this Action and the allegations in the Complaint or that may exist as a result of a landlord-tenant relationship between the Parties, including claims based on breach of contract, state landlord-tenant regulation, negligence, and personal injury; (iii) claims relating to the enforcement of the Settlement or its terms; (iv) claims of any person or entity that submits a request for exclusion and whose request is accepted by the Court; or (v) claims that may be asserted against persons or entities that are not

Exhibit 10.3

affiliates of Camden's but with whom one or more of Camden's affiliates has a partnership, joint venture, or co-investor relationship.
d.In addition to the provisions of Paragraph 4(a), the Releasors acknowledge that they understand Section 1542 of the California Civil Code and expressly waive and release any and all provisions of and rights and benefits conferred by Section 1542 of the California Civil Code, or by any law of any state or territory of the United States or other jurisdiction, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code, with respect to the claims released herein. Section 1542 of the California Civil Code provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
e.The Parties intend that the releases in this Agreement be interpreted and enforced broadly and to the fullest extent permitted by law.
f.The Releasors agree that they may hereafter discover facts in addition to or different from those they believe to be true with respect to the subject matter of this Agreement. The Releasors agree that, notwithstanding the discovery of the existence of any such additional or different facts that, if known, would materially affect their decision to enter into this Agreement, and absent any fraud by Camden that induced the Releasors to grant the releases herein, the releases herein given shall be and remain in effect as a full, final, and complete general release of the Released Claims and the Releasors shall not be entitled to modify or set aside this Agreement, either in whole or in part, by reason thereof.

Exhibit 10.3

5.SETTLEMENT AMOUNT.

a.Camden Property Trust agrees that an amount equal to USD $53,000,000, all in cash, will be paid on behalf of Camden as the Settlement Amount in settlement of the Action, inclusive of Settlement Class recovery amounts, fees (including attorneys' fees and any other fees), Service Awards, Notice and Administration Expenses, and all other costs, in full resolution of the claims made by Plaintiffs and the Settlement Class in the Action. The payment described above shall constitute the total amount to be paid by Camden in settlement of these claims. The Settlement Amount shall be paid into an interest-bearing escrow account (the "Escrow Account") maintained by an escrow agent on behalf of the Settlement Class. The Parties agree that the first of two payments, which shall be at least 50% of the Settlement Amount shall be made within 45 calendar days of the Execution Date and that the second payment shall be made within four (4) months of the Execution Date. The Parties agree and acknowledge that none of the Settlement Amount paid by Camden Property Trust under this Agreement shall be deemed to be, in any way, a penalty or a fine of any kind. Plaintiffs shall provide wire instructions to Camden Property Trust for the purpose of Camden Property Trust paying or causing to be paid the Settlement Amount.
b.If Camden Property Trust (or its successor) does not pay or cause to be paid the Settlement Amount in full within the time period specified above, then Settlement Class Counsel, in its sole discretion, may, at any time prior to the Court entering the judgment: (i) terminate the Settlement by providing written notice to counsel for the Parties; (ii) seek to enforce the terms of the Settlement and this Agreement and seek entry of a judgment and/or order to effectuate and enforce the terms of this Agreement; and/or (iii) pursue such other rights

Exhibit 10.3
as Plaintiffs and the Settlement Class may have arising out of the failure to timely pay the Settlement Amount in full into the Escrow Account.
c.The Settlement is non-recapture, i.e., it is not a claims-made settlement, and there will be no reversion of settlement funds to Camden, its insurance carriers, or any other person or entity who or which funded the Settlement Amount, if the Settlement becomes final. Upon the occurrence of the Effective Date, neither Camden, Releasees, or any other person or entity who or which paid any portion of the Settlement Amount (including, without limitation, any of Camden's insurance carriers), shall have any right to the return of the Settlement Fund or any portion thereof for any reason whatsoever.
6.ESCROW ACCOUNT. An Escrow Account shall be maintained by Settlement Class Counsel at a bank designated by Settlement Class Counsel. The Escrow Account shall be administered under the Court's continuing supervision and control.
a.Any sums required to be held in escrow hereunder shall be held by the Escrow Agent, which shall be controlled by Settlement Class Counsel (subject to the supervision of the Court) for the benefit of the Settlement Class. To the extent that money is not paid out from the Settlement Fund as authorized by this Agreement or as otherwise ordered by the Court, all assets held by the Escrow Agent in the Settlement Fund shall be deemed to be held in custodia legis and shall remain subject to the jurisdiction of the Court until such time as they shall be distributed or returned pursuant to this Agreement and/or further order of the Court. Other than amounts disbursed for Notice and Administration Expenses, Taxes and Tax Expenses, and any Fees and Expense Award, the remainder of the Settlement Fund shall not be distributed before the Effective Date occurs. The Escrow Agent shall not disburse the Settlement Fund, or any portion thereof, except as provided in this Settlement Agreement, or upon order of the Court. The Escrow Agent shall bear all risks related to the holding of the Settlement Fund in the Escrow Account.

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b.The Escrow Agent, at the direction of Settlement Class Counsel, shall invest all funds exclusively in eligible investments, meaning obligations or securities issued or guaranteed by the United States Government or any agency or instrumentality thereof, backed by the full faith and credit of the United States, or fully insured by the United States Government or an agency thereof, and including any mutual funds or similar funds invested solely in such obligations or securities, and the Escrow Agent (unless otherwise instructed by Settlement Class Counsel) shall reinvest the proceeds of these obligations or securities as they mature in similar instruments at their then-current market rates. Interest earned on the money deposited into the Escrow Account shall be part of the Settlement Fund and accrue to the benefit of the Settlement Class.
c.Neither the Parties nor their respective counsel shall be liable for the loss of any portion of the Settlement Fund, nor have any liability, obligation, or responsibility for (i) the payment of claims, taxes (including interest and penalties), legal fees, or any other expenses payable from the Settlement Fund; (ii) the investment of any Settlement Fund assets; or (iii) any act, omission, or determination of the Escrow Agent.
d.The Settlement Fund shall be used to pay: (i) Taxes and any Tax Expenses,(ii) Notice and Administration Expenses as authorized by this Agreement; (iii) any Fee and Expense Award; (iv) any Service Awards to Plaintiffs; and (v) other fees and expenses, if any, authorized by the Court. The balance of the Settlement Fund remaining after the above payments shall constitute the Net Settlement Fund, which shall be distributed to the Authorized Claimants in accordance with this Agreement and the Plan of Allocation approved by the Court.
e.In the event this Agreement is disapproved, disallowed, terminated, rescinded, or otherwise fails to become effective for any reason (including after appeal), Plaintiffs and/or Settlement Class Counsel shall reimburse to Camden via wire transfer all funds remaining in the

Exhibit 10.3
Escrow Account at that time, less any reasonable unpaid expenses incurred by Settlement Class Counsel under Paragraph 8 in attempting to effectuate this Settlement contemplated herein and/or performing their obligations under this Agreement, and the Parties' respective positions shall be returned to the status quo ante. Camden shall provide Settlement Class Counsel with wire transfer instructions for this transfer upon notice that the Agreement is disapproved, rescinded, or has otherwise failed to become effective. Settlement Class Counsel shall ensure that the Settlement Administrator also provides Camden full and complete information related to the Escrow Account to enable Camden to determine whether any taxes may be owed on the funds returned to Camden.
7.TAX TREATMENT.

a.The Parties agree that the Settlement Fund is intended at all times to be and shall to the maximum extent permitted by law be treated as, a qualified settlement fund within the meaning of Treasury Regulation §1.468B-1 and §468B of the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable years of the Settlement Fund, beginning with the date it is created. In addition, the Escrow Agent and, as required, Plaintiffs and Camden, shall jointly and timely make such elections as are necessary or advisable to carry out the provisions of this Paragraph, including the "relation-back election" (as defined in Treasury Regulation §1.468B-1(j)(2)(ii)) back to the earliest permitted date; provided that no election under Treasury Regulation §1.468B-1(k) to treat a qualified settlement fund as a subpart E trust shall be made. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Settlement Administrator to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

Exhibit 10.3

b.For purposes of §468B of the Code and the regulations promulgated thereunder, the "administrator" shall be the Settlement Administrator. The Settlement Administrator shall timely and properly file all tax returns necessary or advisable with respect to the Settlement Fund, and make all required payments of Taxes, including deposits of estimated Tax payments in accordance with Treasury Regulation §1.468B-2(k). Such tax returns (as well as the elections described in Paragraph 7(a) above) shall be consistent with this Paragraph 7 and reflect that all Taxes and Tax Expenses (including any estimated Taxes and Tax Expenses, interest, or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein.
c.All Taxes and Tax Expenses shall be paid out of the Settlement Fund. In all events, Camden and Releasees shall have no liability for Taxes and Tax Expenses. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement (but not a Notice and Administration Expense) and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court. The Escrow Agent shall be obligated (notwithstanding anything in this Agreement to the contrary) to withhold from distribution to Settlement Class Members any funds necessary to pay such Taxes and Tax Expenses or any other amounts required to be withheld by applicable laws, including pursuant to Treasury Regulation §1.468B-2(l), including the establishment of adequate reserves for any Taxes and Tax Expenses. Plaintiffs and Camden agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Paragraph.
d.Camden, Releasees, and Camden Counsel shall have no liability for or obligations relating to Taxes and Tax Expenses, including with respect to acts or omissions of the Settlement Administrator or its agents with respect thereto. The Escrow Agent, through the

Exhibit 10.3
Settlement Fund, shall indemnify and hold each Camden, Releasees, and Camden Counsel harmless for any Taxes and Tax Expenses (including, without limitation, taxes payable by reason of such indemnification).
e.Plaintiffs and Plaintiffs' Counsel shall have no liability for or obligations with regard to Taxes and Tax Expenses. The Escrow Agent, through the Settlement Fund, shall indemnify and hold Plaintiff and each of Plaintiffs' Counsel harmless for any Taxes and Tax Expenses (including, without limitation, taxes payable by reason of such indemnification).
8.CLASS ADMINISTRATION AND NOTICE. Settlement Class Counsel has retained Angeion Group, LLC as Settlement Administrator responsible for all aspects of settlement administration in this Action. Such Settlement Administrator shall be approved by the Court in connection with this Settlement, and, if approved, overseen by Settlement Class Counsel. Camden will not have any involvement in the claims administration process, or the plan of allocation of the settlement proceeds. Settlement Class Counsel, in their sole discretion, may replace, and/or retain one or more additional and/or alternate Settlement Administrator(s). Such Settlement Administrator(s) shall be approved by the Court in connection with this Settlement, and, if approved, overseen by Settlement Class Counsel. Camden will not have any involvement in the selection of the Settlement Administrator(s). The Settlement Administrator(s) will be selected solely by Plaintiffs' counsel, and the plan of allocation will be proposed solely by Plaintiffs' counsel, subject to Court approval. Notice and Administration Expenses shall be paid from the Settlement Fund as authorized by this Agreement. In no event shall Plaintiffs or Settlement Class Counsel be responsible for paying any amount for the Notice and Administration Expenses.

Exhibit 10.3
Plaintiffs will make reasonable efforts to notice multiple settlements with multiple Defendants in a single Class Notice to the extent possible.
a.At no time and under no circumstances shall Plaintiffs, Camden, Settlement Class Counsel, Plaintiffs Counsel, Camden Counsel, the Releasors, or the Releasees have any liability for claims of wrongful or negligent conduct on the part of the Settlement Administrators or their agents.
b.Notice to Settlement Class Members of this Agreement shall be in conformance with the Notice Plan approved by the Court, after submission by Plaintiffs. The Claim Form shall conform to the form approved by the Court after proposed submissions by Plaintiffs. The procedures for submitting claims shall conform to the procedures outlined below.
c.Each Settlement Class Member wishing to participate in the Settlement shall be required to submit to the Settlement Administrator a Claim Form. Each Claim Form must be signed under the penalty of perjury and must be supported by such documents as specified in the instructions contained in the Claim Form or otherwise given by the Settlement Administrator.
d.All Claim Forms must be received by the Settlement Administrator within the time prescribed in the plan for Notice as approved by the Court. Any Settlement Class Member who fails to submit a properly completed Claim Form within such period as shall be authorized by the Court shall be forever barred from receiving any payments pursuant to this Agreement or from the Settlement Fund. Notwithstanding the foregoing, Settlement Class Counsel may, in its discretion (i) accept for processing late submitted claims, so long as the distribution of the Net Settlement Fund to Authorized Claimants is not materially delayed; and (ii) waive what Settlement Class Counsel deem to be de minimis or technical defects in any Claim Form submitted. No Person shall have any claim against Plaintiffs, Plaintiffs' Counsel, or the

Exhibit 10.3
Settlement Administrator by reason of any exercise of discretion with respect to such late submitted or technically deficient claims.
e.Each Claim Form shall be submitted to and reviewed by the Settlement Administrator who shall determine, under the supervision of Settlement Class Counsel, in accordance with this Agreement, the Plan of Allocation approved by the Court, and any applicable orders of the Court, the extent, if any, to which each claim shall be allowed, subject to review by the Court, as described below.
f.Without regard to whether a Claim Form is submitted or allowed, each Claimant who declines to be excluded from the Settlement Class shall be deemed to have submitted to the jurisdiction of the Court with respect to such Claimant's claim, and such Claimant's claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant's status as a Settlement Class Member and the validity and amount of the Claimant's claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of Claim Forms.
g.Payment pursuant to this Settlement shall be deemed final and conclusive against all Settlement Class Members. All Settlement Class Members whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund.
h.All proceedings with respect to the administration, processing, and determination of claims described in this Agreement and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of and decided by the Court, if they cannot otherwise be resolved during the claims process. All Plaintiffs, Settlement Class Members, Claimants, and Releasors

Exhibit 10.3

expressly waive trial by jury (to the extent any such right may exist) and any right of appeal or review with respect to such determinations as provided herein. The decision of the Court with respect to objections to the Settlement Administrator's claim determinations shall be final and binding on all Plaintiffs, Settlement Class Members, Claimants, and Releasors, and there shall be no appeal to any court, including the United States Court of Appeals for the Sixth Circuit, such right of appeal having been knowingly and intentionally waived by each Plaintiff, Settlement Class Member, Claimant, and Releasor.
i.No Person shall have any claim against Camden, Camden's Counsel, Releasees, Plaintiffs, Releasors, Plaintiffs' Counsel, or the Settlement Administrator, based on determinations or distributions made substantially in accordance with this Agreement and the Settlement contained herein, the Plan of Allocation, or any orders of the Court.
9.EXCLUSIONS.

a.Camden reserves all legal rights and defenses with respect to any potential Settlement Class Member that requests exclusion.
b.A Settlement Class Member wishing to request exclusion must comply with the instructions set forth in the Class Notice. Subject to Court approval, a request for exclusion that does not comply with the requirements set forth in the Class Notice shall be invalid, and each person or entity submitting an invalid request shall be deemed a Settlement Class Member and shall be bound by this Settlement Agreement.
c.Any Person who or which submits a request for exclusion may thereafter submit to the Settlement Administrator a written revocation of that request for exclusion, provided that it is received no later than two (2) days before the Fairness Hearing, in which event that person will be included in the Settlement Class.

Exhibit 10.3
d.Camden or Settlement Class Counsel may dispute an exclusion request in accordance with the Notice Plan approved by the Court.
10.PAYMENT OF EXPENSES. Subject to Court approval, disbursements not exceeding $1 million for payment of Notice and Administration Expenses (including any escrow fees and costs) and Tax and Tax Expenses may be paid by Settlement Class Counsel from the Settlement Fund and shall not be refundable to Camden, its insurance carriers, or any other person or entity who or which funded the Settlement Amount, in the event this Settlement Agreement is disapproved, rescinded, or otherwise fails to become effective, to the extent such expenses have actually been expended or incurred. Any refund that becomes owed to Camden if this Settlement does not become final or is rescinded or otherwise fails to become effective may be paid out of the Escrow Account without approval of the Court. Other than as set forth in this Paragraph, Camden shall not be liable for any of the Plaintiffs' or other potential Settlement Class Members' costs or expenses of the litigation of the Action, including attorneys' fees, fees and expenses of expert witnesses and consultants, and costs and expenses associated with discovery, motion practice, hearings before the Court, appeals, trials, or the negotiation of other settlements, or for class administration and costs. To mitigate the costs of notice and administration, Plaintiffs shall use their best efforts, if practicable, to disseminate notice of this Settlement together with notice of any other settlements in the Action and to apportion the costs of notice and administration in an equitable manner across the applicable settlements.
11.THE SETTLEMENT FUND.

a.The Releasors shall look solely to the Settlement Fund for settlement and satisfaction, as provided herein, of all Released Claims against the Releasees, and shall have no other recovery against the Releasees as to the Released Claims.
b.After the Effective Date, the Settlement Fund shall be distributed in accordance with a Plan of Allocation. Camden will take no position with respect to such Plan of Allocation

Exhibit 10.3
proposed by Settlement Class Counsel, or such plan as may be approved by the Court. In no event shall any of the Releasees have any responsibility, financial obligation, or liability whatsoever with respect to the investment, distribution, allocation, or administration of the Settlement Fund, except as expressly otherwise provided in Paragraph 10.
c.The Releasees shall not be liable for any costs, fees, or expenses of the Plaintiffs or the Settlement Class's respective attorneys, experts, advisors, agents, or representatives. Instead, any and all such costs, fees, and expenses approved by the Court, or authorized by Paragraph 10, shall be paid out of the Settlement Fund in accordance with this Agreement.
12.FEE AWARDS, COSTS AND EXPENSES, AND SERVICE AWARDS FOR PLANTIFFS.

a.Camden understands that Settlement Class Counsel may, at a time to be determined in its sole discretion after preliminary approval of the Agreement, submit an application or applications to the Court (the "Fee and Expense Application") for: (i) an award of attorneys' fees not in excess of one-third of the Settlement Fund, (ii) reimbursement of expenses and costs incurred in connection with prosecuting the Action; and/or (iii) and Service Awards for Plaintiffs, plus interest on such attorney's fees, costs, and expenses at the same rate and for the same period as earned by the Settlement Fund (until paid) as may be awarded by the Court (the "Fee and Expense Award"). Camden understands that Settlement Class Counsel reserve the right to make additional applications for Court approval of fees and expenses incurred and reasonable service awards, but in no event shall Releasees be responsible to pay any such additional fees and expenses except to the extent they are paid out of the Settlement Fund.

Exhibit 10.3

b.Attorneys' fees, costs, and expenses, as awarded by the Court, shall be payable from the Escrow Account, immediately upon final approval of the Settlement by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on this Settlement or any part thereof. Settlement Class Counsel shall thereafter be solely responsible for allocating the Fee and Expense Award among Plaintiffs' Counsel in a manner in which Settlement Class Counsel may agree or have agreed based on their assessment of the overall respective contributions of such counsel to the initiation, prosecution, and resolution of the Action. However, if and when, as a result of any appeal and further proceedings on remand, or successful collateral attack, the Fee and Expense Award is reduced or reversed, or return of the Settlement Amount is required, then within fifteen (15) business days after receiving notice from Camden of such an order from a court of appropriate jurisdiction, each Plaintiffs' Counsel law firm that has received any fees or expenses shall refund to the Settlement Fund such funds previously paid to it, plus interest thereon at the same rate as earned on the Settlement Fund, in an amount consistent with such reversal or reduction. Each law firm that serves as Plaintiffs' Counsel, as a condition of receiving a portion of the Attorneys' Fees and Expense award, on behalf of itself and each partner, shareholder, or member of it, agrees that the law firm and its partners, shareholders, and/or members are subject to the jurisdiction of the Court for purposes of enforcing the provisions of this Paragraph.
c.The procedure for and the allowance or disallowance by the Court of the application by Settlement Class Counsel for attorneys' fees, costs and expenses, or service awards for the Plaintiffs to be paid out of this Settlement Fund are not part of this Agreement, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness, and adequacy of this Settlement, and any order or proceeding relating to a request for attorneys' fees and reimbursement

Exhibit 10.3
of expenses or service awards, or any appeal from any such order, shall not operate to terminate or cancel this Agreement, or affect or delay the finality of the judgment approving this Settlement.
d.Nothing in this Paragraph 12, nor anything related to Settlement Class Counsel's request(s) for fees, costs or expenses shall impact the finality of this Agreement, regardless of what the courts may decide about Settlement Class Counsel's entitlement to attorneys' fees costs, or expenses or any other aspect of this Paragraph. No order of a court or modification or reversal on appeal of any order of the court concerning any attorney's fees, costs, expenses, or Service Awards shall constitute grounds for termination of this Agreement, provided that it does not otherwise affect the rights of Camden or the Releasees, under this Agreement.
13.DISCOVERY OBLIGATIONS AND NON-MONETARY CONSIDERATION.

a.Cooperation. Cooperation by Camden according to the terms set forth below is a material term of the Settlement and shall include the following categories of cooperation, with all disputes concerning the same to be resolved by Judge Crenshaw and the U.S. District Court for the Middle District of Tennessee:
i.After reasonable notice from Plaintiffs, Camden shall answer reasonable questions concerning its structured data, produced consistent with the Parties' negotiated agreement regarding structured data in response to Plaintiffs' First Set of Requests to Owners, Owner-Operators, and Managing Defendants for the Production of Documents and Electronically Stored Information;
ii.Camden will not unreasonably deny Plaintiffs a re-production of documents, which were produced as responsive in this Action, identified as having technical errors or which Plaintiffs are otherwise unable to access;

Exhibit 10.3

iii.Camden shall produce to Plaintiffs any documents that have not already been produced to Plaintiffs and that were produced to any other plaintiffs, or any federal, state, or other domestic regulator, concerning the subject matter of the Action or any allegations within the same factual predicate of the Action within ten
(10) business days of the execution this Agreement, with any documents produced to such entities after execution of this Agreement to be produced ten (10) business days after their production to such other plaintiffs or regulators. Camden's obligations under this Paragraph shall terminate the later of the entry of an order preliminary approving the Settlement or sixty (60) calendar days following the Parties' execution of the long-form agreement;
iv.Camden Property Trust shall make available its VP of Revenue Management or similar role (currently James Flick) as a witness for trial if reasonably requested and should trial occur, accepting service of a trial subpoena and agreeing to waive any objections under Rule 45(c) relating to place of compliance;
v.Camden shall use reasonable efforts to assist Plaintiffs in authenticating and providing foundation for the admissibility of documents and/or things produced in the Action, if reasonably requested by Plaintiffs, including but not limited to under Federal Rules of Evidence 803(6), 901, and 902(11), where Camden can do so in good faith, whether by declarations or affidavits, or, if declarations or affidavits are not reasonably sufficient, depositions, hearings, and/or at trial(s) as may be necessary for the Action; and
vi.Camden will consider reasonable informal requests for additional relevant information about Plaintiffs' claims in the Action from Interim Co-Lead Counsel,

Exhibit 10.3
taking into account the information it has produced in discovery, other productions and information obtained, and whether providing the requested information will be burdensome. Camden will not produce any additional documents, other than as set forth above.
vii.Camden's cooperation obligations shall terminate at the end of the Action.
b.Arbitration Non-Enforcement. Camden agrees not to require that any

Settlement Class Member arbitrate their claims arising from this Action against Camden or against any alleged co-conspirator or co-Defendant named in the Action. Camden agrees not to contest any individual's participation in the Settlement Class based on the existence of an arbitration clause or provision purporting to ban collective or class actions against Camden.
c.RealPage Data Sharing. Beginning on the Execution Date and for a period of five (5) years following the entry of an order preliminarily approving the Settlement, Camden shall not, within the United States and its territories
i.license or use any RMS that: (i) uses External Nonpublic Data (other than Nonpublic Data of the subject Camden property) in its Runtime Operation2 to generate rental prices or rental pricing recommendations for any property managed and/or owned by Camden; (ii) uses Nonpublic Data from any Camden property in its Runtime Operation to generate rental prices or rental pricing recommendations for any
2 "Runtime Operations" means any action taken by a RMS while it runs, including generating rental prices or rental pricing recommendations for any unit or set of units at a property. Runtime Operation does not include Model Training. "Model Training" means the process of analyzing data, including by machine learning or regression analysis, to create or adjust a model (including a Random Forest model) or algorithm used in RMS to improved the accuracy of the model's or algorithm's predictions. Model Training includes the training of a model or algorithm to predict supply or demand at a particular property, which is then used during Runtime Operation.

Exhibit 10.3

non-Camden property; (iii) discloses in any way Nonpublic Data from a Camden property to any Person who owns and/or manages a property/properties other than Camden; (iv) pools or combines Nonpublic Data from Camden properties owned in whole or in part by any Person(s) other than Camden; or (v) contains or uses a model or algorithm for which Nonpublic Data (other than Nonpublic Data of the subject Camden property) was used during or as a part of Model Training, except for property data that is at least 12 months old;
ii.agree (expressly or tacitly) with any other property owner or non-Camden property manager to use a particular RMS (or the utilities or functionalities thereof) or require any other Person to use a particular RMS (or the utilities or functionalities thereof). Camden is not prohibited by the preceding sentence from using a particular RMS at a particular property pursuant to an agreement with another Person who is the property owner or who, along with Camden, provides services to that particular property on behalf of the property owner, provided that the RMS complies with Paragraph 13(c).
iii.If management responsibilities or ownership of a property within the United States or its territories is transferred from another property manager or property owner to Camden, then Camden will have ninety (90) days from the date of transfer to comply with the requirements of Paragraph 13(c) for the transferred property.
iv.Camden must not, within the United States and its territories, as part of setting rental prices or generating rental pricing recommendations for any Camden property: (a) disclose Nonpublic Data to any other property manager or property owner;

Exhibit 10.3
(b) solicit External Nonpublic Data3 from any other property manager or property owner; or (c) use External Nonpublic Data obtained from another property manager or property owner. Nothing in this Paragraph shall apply to communications between Camden and any other Person providing services to that Camden Property for whom the disclosure of Nonpublic Data is necessary to provide such services. For avoidance of doubt, the restrictions set forth in this Paragraph only apply to External Nonpublic Data and Nonpublic Data used as part of setting rental prices or generating rental pricing recommendations for any property owned and/or managed by Camden. The restrictions include External Nonpublic Data and Nonpublic Data, used as part of setting rental prices or generating rental pricing recommendations for any property owned and/or managed by Camden, that is obtained through any form, whether directly or through an intermediary, including call arounds or market surveys, in-person meetings, calls, text messages, chat communications, emails, surveys, spreadsheets, shared documents (e.g., Google documents and SharePoint documents), industry meetings (e.g., user groups), online fora, private meetings, use of RMS, or information-exchange service. The proscriptions in this Paragraph do not apply to historical data for properties purchased by Camden and which remain in Camden's ownership, or information exchanged strictly for, and in connection with Camden's involvement in the bona fide purchase or sale of a multifamily rental property, regardless of whether the sale or purchase is ultimately consummated.

3"External Nonpublic Data" means all Nonpublic Data from any Person other than Camden. It does not include data from a Camden property.

Exhibit 10.3
v.Except for the rental prices set at any Camden Property while that Property used a RealPage RMS during the Settlement Class Period, Camden shall not, within the United States and its territories, use or access, as part of setting rental prices or generating pricing recommendations for any property owned and/or managed by Camden, any External Nonpublic Data, or data derived from RealPage that used or relied on such External Nonpublic Data in Camden's possession, custody, or control as of the Execution Date, and acquired through any means. In addition, the proscriptions in this Paragraph do not apply to historical data for properties purchased by Camden, where the historical data relates only to the purchased property/ies, and which properties remain within Camden's ownership.
vi.For the avoidance of doubt, Camden is not prohibited from using RMS that complies with the terms of the stipulation and proposed final judgment (or subsequent final judgment with the same material terms as the proposed final judgment) between the United States and RealPage in United States et al. v. RealPage et al., No. 1:24-cv-00710 (M.D.N.C.), at ECF No. 159, entered March 26, 2026 (ECF No. 182) ("Proposed Final Judgment"). In addition, Camden may rely on RealPage's representation that its RMS comply with the Proposed Final Judgment with the United States. Nothing in this agreement prohibits Camden from complying with its disclosure obligations under securities laws or following Camden's established, legal practices for disclosing information to the investing public, including through earnings calls and via public disclosures and filings.
vii.Settlement Class Counsel may consent, or Camden may petition the Court to delete or modify this paragraph based upon changed circumstances.

Exhibit 10.3
14.TERMINATION AND RESCISSION.

a.Rejection or Alteration of Settlement Terms. If (i) the Court refuses to grant preliminary or final approval of this Agreement or certify the Settlement Class or such grant or certification is set aside on appeal; (ii) the Court does not enter final judgment with respect to Camden or such final judgment is not affirmed on appeal; or (iii) if Opt-Outs4 exceed five percent of Settlement Class Members and Camden elects in its sole discretion to revisit the terms of this Settlement, then the Parties shall have sixty (60) days to meet and confer about possible reformulation of the Settlement Agreement, and after such time, the Settlement Agreement automatically terminates, unless an extension is otherwise agreed upon by the Parties. Alternatively, if the Court provides feedback such that its approval is conditioned on material modifications to this Settlement Agreement, Camden and Plaintiffs agree to discuss in good faith within sixty (60) days whether any adjustments to this Settlement Agreement are appropriate, including whether termination is appropriate, unless an extension is otherwise agreed upon by the Parties. A refusal to approve or modification or reversal on appeal based solely on or relating solely to the Settlement Class Counsel's fees and expenses award and/or Plan of Allocation shall not be deemed a refusal to approve or modification of the terms of this Settlement Agreement.
b.Termination of Settlement. In the event of termination or rescission pursuant to this Paragraph 14, then: (i) within fifteen (15) days, the Settlement Amount (including accrued interest), less expenses and costs (not exceeding $1 million) used or incurred for Camden's pro rata share of Class Notice and costs of administration of the Settlement Fund, if any, shall be

4 Plaintiffs must provide Camden a detailed final report within 14 days of the exclusion deadline, including: (i) each person or entity that requested exclusion (with all identifying information), (ii) the date each request was postmarked and received, and (iii) whether the request was timely and validly made.

Exhibit 10.3
refunded by the escrow agent to Camden pursuant to written instructions from Camden's Counsel to Settlement Class Counsel; and (ii) the Parties shall be deemed to have reverted to their respective status in the Action as of April 6, 2026, and without waiver of any positions asserted in the Action prior to that date. Except as otherwise expressly provided herein, the Parties shall proceed in all respects as if this Settlement Agreement had not been executed.
c.Plaintiffs, the Settlement Class, Settlement Class Counsel, and Camden agree that, whether or not the Court finally approves this Settlement Agreement, neither the fact of nor content of settlement negotiations, discussion, or attorney proffers will constitute admissions, nor be used as evidence of any violation of any statute or law, or of any liability or wrongdoing by Camden or any Releasee, or the truth of any of the claims or allegations contained in the Action or any pleading filed by Plaintiffs, the Settlement Class, or Settlement Class Counsel in the Action, and any evidence of such negotiations, discussions, and proffers are not discoverable and the Plaintiffs and the Settlement Class cannot use them directly or indirectly except in a proceeding to enforce or interpret this Settlement Agreement. Nothing in this Settlement Agreement shall affect the application of Federal Rule of Evidence 408. However, the Parties agree that this Settlement Agreement shall be admissible in any proceeding for establishing the terms of the Agreement or for any other purpose with respect to implementing or enforcing its terms.
15.COVENANT NOT TO SUE. The Releasors hereby covenant and agree that they shall not, hereafter, sue or otherwise seek to establish liability against any of the Releasees based, in whole or part, upon any of the Released Claims. Plaintiffs and Camden agree that each has complied fully with the strictures of Rule 11 of the Federal Rules of Civil Procedure.
16.CAMDEN RELEASE. Pending the Effective Date, Camden agrees not to seek relief against Plaintiffs, Settlement Class Members, and Settlement Class Counsel from any claims relating to

Exhibit 10.3
the institution, prosecution, or settlement of the pending Action. Upon the Effective Date, Camden shall release Plaintiffs, Settlement Class Members, Settlement Class Counsel, and Plaintiffs' Counsel from all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Camden, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, this release shall not extend to any claims wholly unrelated to the factual predicate of this Action and the allegations in the Complaint or that may exist as a result of a landlord-tenant relationship between the Parties.
17.NO ADMISSION OF LIABILITY. The Parties expressly agree that this Agreement, whether or not it shall become final, and any and all negotiations, documents, and discussions associated with it, shall not be deemed or construed to be an admission or evidence of (i) a violation of any statute or law or of any liability or wrongdoing whatsoever by Camden, or any Releasees, or of (ii) the truth of any of the claims or allegations contained in the Complaint or any other pleading filed in the Action, and shall not be used against Camden or the other Releasees, and evidence thereof shall not be discoverable or used in any way, whether in the Action or in any other action, investigation, litigation, regulatory proceeding, or other proceeding, against Camden or the Releasees. Camden denies all allegations of wrongdoing in the Action. Nothing in this Settlement Agreement constitutes an admission by Camden as to the merits of the allegations made in the Action.
18.JOINT AND SEVERAL LIABILITY PRESERVED. This Agreement does not settle or compromise any claim by Plaintiffs or any Settlement Class Member asserted against any Defendant or alleged co-conspirator other than Camden and the Releasees. All claims against such other Defendants or alleged co-conspirators are specifically reserved by Plaintiffs and the Settlement Class. Camden's and the other Releasees' pricing of multifamily housing rental properties for the Settlement Class and their alleged illegal conduct shall, to the extent permitted or authorized by law, remain in the

Exhibit 10.3
Action as a potential basis for damage claims and shall be part of any joint and several liability claims against other current or future Defendants in the Action or other persons or entities other than Camden and the other Releasees. Camden and the Releasees shall not be responsible for any payment to Plaintiffs or the Settlement Class other than the Settlement Amount specifically agreed to in Paragraph 5.
19.CONFIDENTIALITY. The Parties agree that this Settlement Agreement, all settlement discussions, and all materials exchanged during settlement negotiations, shall remain confidential until publicly filed with the Court for approval. Nothing in Paragraph 19 shall prohibit Settlement Class Counsel from disclosing this Agreement to their clients or co-counsel. Similarly, nothing in this Paragraph 19 shall prohibit Camden or any Releasee from making general disclosures as necessary to comply with the securities laws and other obligations, as well as in its public filings. Following the Execution Date, Camden and Plaintiffs may inform other parties to this Action that they have executed a settlement agreement.
20.CAFA. Camden shall submit all materials required to be sent to appropriate federal and state officials pursuant to the Class Action Fairness Act of 2005, 28 U.S.C. § 1715, and notify the Court that CAFA compliance has been accomplished.
21.CONTINUING JURISDICTION.    The Court shall retain jurisdiction over the implementation, interpretation, enforcement, and performance of this Agreement, and shall have exclusive jurisdiction over any suit, action, proceeding, or dispute arising out of or relating to this Agreement or the applicability of this Agreement that cannot be resolved by negotiation and agreement by Plaintiffs and Camden, including challenges to the reasonableness of any party's actions. Camden will not object to complying with any of the provisions outlined in this Agreement on the basis of jurisdiction. The Parties also agree that, in the event of such dispute, they are and shall be subject to the jurisdiction of the Court and that the Court is a proper venue and convenient forum.

Exhibit 10.3
22.ENTIRE AGREEMENT. This Agreement constitutes the entire, complete, and integrated agreement between Plaintiffs and Camden pertaining to this Settlement of the Action against Camden, and supersedes all prior and contemporaneous undertakings, communications, representations, understandings, negotiations, and discussions, either oral or written, between Plaintiffs and Camden in connection herewith. This Agreement may not be modified or amended except in writing executed by Plaintiffs and Camden and approved by the Court.
23.BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of Plaintiffs and Camden. Without limiting the generality of the foregoing, upon the Effective Date, each and every covenant and agreement made herein by Plaintiffs or Settlement Class Counsel shall be binding upon all Settlement Class Members and Releasors. The Releasees (other than Camden, which is a party to this Agreement) are third-party beneficiaries of this Agreement and are authorized to enforce its terms applicable to them. Nothing expressed or implied in this Agreement is intended to or shall be construed to confer upon or give any person or entity other than Settlement Class Members, Releasors, and Releasees any right or remedy under or by reason of this Agreement.
24.EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts by Plaintiffs and Camden, and a facsimile or Portable Document Format (.pdf) image of a signature shall be deemed an original signature for purposes of executing this Agreement.
25.NOTICE. Where this Agreement requires either party to provide notice or any other communication or document to the other, such notice shall be in writing, and such notice, communication or document shall be provided by electronic mail (provided that the recipient acknowledges having received that email, with an automatic "read receipt" or similar notice constituting an acknowledgement of an email receipt for purposes of this Paragraph 25), or letter by overnight delivery to the undersigned counsel of record for the party to whom notice is being provided.

Exhibit 10.3
26.PRIVILEGE. Nothing in this Agreement is intended to waive any right to assert that any information or material is protected from discovery by reason of any individual or common interest privilege, attorney-client privilege, work product protection, or other privilege, protection, or immunity, or is intended to waive any right to contest any such claim of privilege, protection, or immunity.
27.VOLUNTARY SETTLEMENT AND AGREEMENT; ADVICE OF COUNSEL. Each Party agrees and acknowledges that it has (1) thoroughly read and fully understands this Agreement and (2) received or had an opportunity to receive independent legal advice from attorneys of its own choice with respect to the advisability of entering into this Agreement and the rights and obligations created by this Agreement. Each Party agrees that this Agreement was negotiated in good faith by the Parties and reflects a settlement that was reached voluntarily after consultation with competent legal counsel. Each Party enters into this Agreement knowingly and voluntarily, in consideration of the promises, obligations, and rights set forth herein.
28.NO PARTY IS THE DRAFTER. This Agreement was jointly negotiated, prepared, and drafted by Settlement Class Counsel and counsel for Camden. None of the Parties hereto shall be considered to be the drafter of this Agreement or any provision hereof for the purpose of any statute, case law, or rule of interpretation or construction that would or might cause any provision to be construed against the drafter thereof.
29.HEADINGS. The headings used in this Agreement are intended for the convenience of the reader only and shall not affect the meaning or interpretation of this Agreement.
30.OPPORTUNITY TO CURE. If one Party to this Agreement considers another Party to be in breach of its obligations under this Agreement, that Party must provide the breaching Party with written notice of the alleged breach and provide a reasonable opportunity to cure the breach before taking any action to enforce any rights under this Agreement.

Exhibit 10.3
31.GOVERNING LAW. All terms of this Agreement shall be governed and interpreted according to the substantive laws of Tennessee without regard to its choice of law or conflict of laws principles. Any disputes relating to the Agreement shall also be governed by the substantive laws of Tennessee without regard to its choice of law or conflict of law principles.
32.REASONABLE EXTENSIONS. Unless otherwise ordered by the Court, the Parties may jointly agree to reasonable extensions of time to carry out any of the provisions of this Agreement.
33.COUNSEL'S EXPRESS AUTHORITY. Each of the undersigned attorneys represents that he or she is fully authorized to enter into the terms and conditions of, and to execute, this Agreement on behalf of his or her respective client(s) subject to Court approval.

Dated: May 8, 2026 For the Plaintiffs:
Patrick Coughlin
Scott+Scott Attorneys at Law LLP 600 W. Broadway, Ste 3300
San Diego, CA 92101
pcoughlin@scott-scott.com

Stacey Slaughter
Robins Kaplan LLP
800 LaSalle Avenue, Suite 2800
Minneapolis, MN 55402
sslaughter@robinskaplan.com

Swathi Bojedla Hausfeld LLP
1200 17th St., NW, Suite 600
Washington, DC 20036 sbojedla@hausfeld.com

Exhibit 10.3
Dated: May 8, 2026

CAMDEN PROPERTY TRUST
Printed Name: Alex Jessett Title: Chief Executive Officer Dated: May 8, 2026
APPROVED AS TO FORM:

Printed Name: Ryan Sandrock
Title:    Partner, Shook, Hardy&.Bacon, L.L.P. Dated: May 8, 2026

Signature Page